EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard J. Campo, Chairman of the Board and Chief Executive Officer of the Camden Summit Partnership, L.P. (the “Partnership”), and Dennis M. Steen, the Senior Vice President-Finance, Chief Financial Officer and Secretary of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Quarterly Report on Form 10-Q of the Partnership for the period ended June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/Richard J. Campo
Richard J. Campo
Chairman of the Board of Trust Managers and
Chief Executive Officer

/s/Dennis M. Steen
Dennis M. Steen
Chief Financial Officer,
Senior Vice President – Finance and Secretary

August 11, 2005